News Release

Virtus Investment Partners Announces Financial Results for Second Quarter 2020

▪	Earnings Per Share - Diluted of $1.43; Earnings Per Share - Diluted, as Adjusted, of $3.24

▪	Total Sales of $9.1B; Net Flows of $2.5B; Long-Term AUM of $107.1B; Total AUM of $108.5B

Hartford, CT, July 24, 2020 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended June 30, 2020.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	6/30/2020	6/30/2019	Change	3/31/2020	Change

U.S. GAAP Financial Measures
Revenues	$132.9	$140.5	(5%)	$144.6	(8%)
Operating expenses	$106.3	$110.4	(4%)	$120.0	(11%)
Operating income (loss)	$26.6	$30.1	(12%)	$24.6	8%
Operating margin	20.0%	21.4%		17.0%
Net income (loss) attributable to common stockholders	$11.3	$24.8	(54%)	$(4.3)	N/M
Earnings (loss) per share - diluted	$1.43	$3.26	(56%)	$(0.58)	N/M
Weighted average shares outstanding - diluted	7.895	8.252	(4%)	7.422	6%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$118.1	$121.0	(2%)	$127.1	(7%)
Operating expenses, as adjusted	$77.6	$77.3	—%	$87.1	(11%)
Operating income (loss), as adjusted	$40.5	$43.7	(7%)	$40.1	1%
Operating margin, as adjusted	34.3%	36.1%		31.5%
Net income (loss) attributable to common stockholders, as adjusted	$25.6	$30.0	(15%)	$26.5	(3%)
Earnings (loss) per share - diluted, as adjusted	$3.24	$3.63	(11%)	$3.32	(2%)
Weighted average shares outstanding - diluted, as adjusted	7.895	8.252	(4%)	7.975	(1%)

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	6/30/2020	6/30/2019	Change	3/31/2020	Change
Ending long-term assets under management (1)	$107.1	$103.3	4%	$89.5	20%
Ending total assets under management	$108.5	$105.0	3%	$90.7	20%
Average long-term assets under management (1)	$96.9	$100.5	(4%)	$104.7	(7%)
Average total assets under management	$98.2	$102.2	(4%)	$105.9	(7%)
Total sales	$9.1	$5.1	77%	$7.0	30%
Net flows	$2.5	$0.1	N/M	$(1.3)	N/M

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management increased 20% to $107.1 billion at June 30, 2020 from $89.5 billion at March 31, 2020 as a result of $15.2 billion of market appreciation and $2.5 billion of positive net flows. Total assets under management at June 30, 2020 were $108.5 billion, including $1.4 billion of assets in liquidity strategies.
Total sales of $9.1 billion increased 30% from the first quarter as a result of higher sales of open-end funds, retail separate accounts, and institutional. Open-end fund sales increased 13% sequentially to $4.4 billion with higher sales of domestic equity and investment grade fixed income funds. Retail separate account sales of $1.5 billion were up 40% sequentially primarily due to growth in the intermediary-sold channel. Institutional sales more than doubled to $3.1 billion as a result of flows into existing mandates as well as new mandates at multiple affiliates.
Net flows of $2.5 billion improved meaningfully from net outflows of $1.3 billion in the prior quarter due to positive net flows in open-end funds, retail separate accounts, and institutional. Open-end fund net flows of $0.4 billion reflected positive net flows in domestic equity and investment grade fixed income partially offset by net outflows in international equity and credit sensitive fixed income. Positive net flows of $0.8 billion in retail separate accounts included contributions from both the intermediary sold and private client channels. Institutional net flows of $1.5 billion improved from net outflows of $0.3 billion in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income increased 8% sequentially to $26.6 million from $24.6 million in the prior quarter, as an 8% decrease in total revenues, due to lower average assets under management, was more than offset by an 11% decline in total operating expenses primarily resulting from elevated first quarter operating expenses due to seasonal employment and collateralized loan obligation ("CLO") launch costs.
Net income attributable to common stockholders of $1.43 per diluted common share included ($0.87) of CLO expenses, ($0.48) of fair value adjustments on affiliate noncontrolling interests, and ($0.22) of realized and unrealized losses on investments. First quarter net income per diluted share of ($0.58) included ($2.10) of realized and unrealized losses on investments, ($1.00) of CLO launch costs, ($0.86) of fair value adjustments on affiliate noncontrolling interests, and a $0.07 gain on extinguishment of debt.

The effective tax rate during the second quarter of 32% compared with 91% in the prior quarter, reflecting changes in the valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $118.1 million decreased 7% from the prior quarter as a result of lower average assets under management given the low level of beginning-of-period assets related to market declines in the first quarter. Revenues, as adjusted, included performance-related fees of $0.6 million, unchanged from the prior quarter.
Employment expenses, as adjusted, decreased 12% to $59.0 million largely due to seasonally higher first quarter expenses. Other operating expenses, as adjusted, of $17.4 million declined from $18.9 million in the prior quarter primarily due to lower travel and entertainment expenses, partially offset by the annual equity grants to the Board of Directors of $0.8 million.
Operating income, as adjusted, and the related margin increased to $40.5 million and 34%, respectively, from $40.1 million and 32% in the prior quarter primarily due to the impact of the seasonally higher first quarter employment expenses and lower other operating expenses, partially offset by lower revenues, as adjusted. Interest and dividends earned on cash and investments were $1.1 million, a decrease from $3.4 million in the first quarter.
Net income attributable to common stockholders, as adjusted, which is net of noncontrolling interests, was $3.24 per diluted common share, a decrease of $0.08, or 2%, from $3.32 in the prior quarter. The decrease primarily reflected lower revenues, as adjusted, as a result of lower average assets under management, mostly offset by the impact of the first quarter seasonal employment expenses and lower other operating expenses.
The effective tax rate, as adjusted, was 27%, a decline from 29% in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	6/30/2020	6/30/2019	Change	3/31/2020	Change
Cash and cash equivalents	$168.3	$166.0	1%	$158.5	6%
Gross debt (1)	$240.7	$315.7	(24%)	$258.2	(7%)
Redeemable noncontrolling interests (2)	$66.3	$53.7	23%	$62.2	7%
Total equity attributable to stockholders	$658.2	$651.1	1%	$656.2	—%

Working capital (3)	$155.9	$148.7	5%	$155.4	—%
Net debt (cash) (4)	$72.4	$149.7	(52%)	$99.8	(27%)

(1)	Excludes deferred financing costs of $5.9 million, $9.6 million, and $6.7 million as of June 30, 2020, June 30, 2019, and March 31, 2020, respectively

(2)	Excludes redeemable noncontrolling interests of consolidated investment products of $24.3 million, $6.8 million, and $24.9 million as of June 30, 2020, June 30, 2019, and March 31, 2020, respectively

(3)
Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable and required principal payments due over the next 12 months, including scheduled amortization and an estimate of the excess cash flow payment; the actual excess cash flow payment will be measured based on fiscal year 2020 financial results and the net leverage ratio as of December 31, 2020

(4)	Defined as gross debt less cash and cash equivalents

Working capital at June 30, 2020 of $155.9 million was essentially unchanged from March 31, 2020, as net cash generated from the business was offset by debt repayments and return of capital to shareholders.
During the second quarter, the company repurchased 74,897 shares, or 1.0% of beginning-of-quarter outstanding common shares, for $7.5 million. In addition, the company net settled 21,473 shares for $2.0 million to satisfy employee tax obligations on restricted stock units.
The company reduced gross debt by $17.5 million, or 7%, to $240.7 million. The net leverage ratio, which is defined as net debt to EBITDA (in accordance with the company's credit agreement), was 0.3x at June 30, 2020, down from 0.5x at March 31, 2020 and consistent with 0.3x at December 31, 2019.

Strategic Partnership with Allianz Global Investors
As announced on July 7, 2020, the company entered into a strategic partnership agreement with Allianz Global Investors (AllianzGI) whereby Virtus would become the investment adviser, distributor, and/or administrator of AllianzGI’s approximately $24 billion in open-end, closed-end, and retail separate account assets.  The partnership was structured with an alignment of economic interests over time, and there are no payments at closing. The agreement is subject to the approval of the AllianzGI U.S. Funds Board and fund shareholders and is expected to close near year-end 2020.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Management will host an investor conference call on Friday, July 24, 2020, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 9967222). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through July 31, 2020 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 9967222).

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Advisers. Additional information can be found at www.virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	6/30/2020	6/30/2019	Change	3/31/2020	Change
Revenues
Investment management fees	$110,550	$114,591	(4%)	$120,288	(8%)
Distribution and service fees	8,889	10,617	(16%)	9,460	(6%)
Administration and shareholder service fees	13,289	15,054	(12%)	14,653	(9%)
Other income and fees	166	227	(27%)	165	1%
Total revenues	132,894	140,489	(5%)	144,566	(8%)
Operating Expenses
Employment expenses	60,163	58,123	4%	66,130	(9%)
Distribution and other asset-based expenses	17,345	21,322	(19%)	19,409	(11%)
Other operating expenses	17,436	19,174	(9%)	18,885	(8%)
Operating expenses of consolidated investment products	2,179	2,568	(15%)	6,749	(68%)
Restructuring and severance	420	320	31%	—	N/M
Depreciation expense	1,196	1,271	(6%)	1,258	(5%)
Amortization expense	7,533	7,583	(1%)	7,533	—%
Total operating expenses	106,272	110,361	(4%)	119,964	(11%)
Operating Income (Loss)	26,622	30,128	(12%)	24,602	8%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	7,114	2,039	249%	(7,544)	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	(6,744)	9,720	N/M	(8,669)	(22%)
Other income (expense), net	(805)	696	N/M	612	N/M
Total other income (expense), net	(435)	12,455	N/M	(15,601)	(97%)
Interest Income (Expense)
Interest expense	(3,126)	(5,151)	(39%)	(3,199)	(2%)
Interest and dividend income	242	964	(75%)	752	(68%)
Interest and dividend income of investments of consolidated investment products	28,634	29,368	(2%)	29,229	(2%)
Interest expense of consolidated investment products	(28,150)	(31,077)	(9%)	(24,486)	15%
Total interest income (expense), net	(2,400)	(5,896)	(59%)	2,296	N/M
Income (Loss) Before Income Taxes	23,787	36,687	(35%)	11,297	111%
Income tax expense (benefit)	7,578	8,788	(14%)	10,291	(26%)
Net Income (Loss)	16,209	27,899	(42%)	1,006	N/M
Noncontrolling interests	(4,930)	(973)	407%	(5,291)	(7%)
Net Income (Loss) Attributable to Stockholders	11,279	26,926	(58%)	(4,285)	N/M
Preferred stockholder dividends	—	(2,084)	(100%)	—	N/M
Net Income (Loss) Attributable to Common Stockholders	$11,279	$24,842	(55%)	$(4,285)	N/M
Earnings (Loss) Per Share - Basic	$1.46	$3.55	(59%)	$(0.58)	N/M
Earnings (Loss) Per Share - Diluted	$1.43	$3.26	(56%)	$(0.58)	N/M
Cash Dividends Declared Per Preferred Share	$—	$1.81	(100%)	$—	N/M
Cash Dividends Declared Per Common Share	$0.67	$0.55	22%	$0.67	—%
Weighted Average Shares Outstanding - Basic	7,720	6,999	10%	7,422	4%
Weighted Average Shares Outstanding - Diluted	7,895	8,252	(4%)	7,422	6%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	6/30/2019	09/30/2019	12/31/2019	3/31/2020	6/30/2020
By product (period end):
Open-End Funds (1)	$41,223	$41,190	$42,870	$33,498	$40,053
Closed-End Funds	6,653	6,816	6,748	5,343	5,639
Exchange Traded Funds	1,078	1,054	1,156	480	541
Retail Separate Accounts	18,260	18,863	20,414	17,660	22,054
Institutional Accounts	32,056	30,951	32,635	28,210	34,545
Structured Products	3,984	3,972	3,903	4,343	4,264
Total Long-Term	$103,254	$102,846	$107,726	$89,534	$107,096
Liquidity (2)	1,752	1,221	1,178	1,160	1,365
Total	$105,006	$104,067	$108,904	$90,694	$108,461

By product (average) (3)
Open-End Funds (1)	$40,961	$41,457	$41,718	$41,060	$37,198
Closed-End Funds	6,551	6,649	6,639	6,524	5,566
Exchange Traded Funds	1,082	1,048	1,049	962	554
Retail Separate Accounts	17,123	18,260	18,863	20,414	17,660
Institutional Accounts	30,771	31,462	31,748	31,534	31,648
Structured Products	3,968	3,957	3,903	4,191	4,265
Total Long-Term	$100,456	$102,833	$103,920	$104,685	$96,891
Liquidity (2)	1,769	1,710	1,195	1,219	1,267
Total	$102,225	$104,543	$105,115	$105,904	$98,158

By asset class (period end):
Equity	$64,888	$65,544	$70,720	$57,180	$73,823
Fixed Income	32,983	31,704	31,186	28,231	28,870
Alternatives (4)	5,383	5,598	5,820	4,123	4,403
Total Long-Term	$103,254	$102,846	$107,726	$89,534	$107,096
Liquidity (2)	1,752	1,221	1,178	1,160	1,365
Total	$105,006	$104,067	$108,904	$90,694	$108,461

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (5)
(in basis points)

	Three Months Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
All Products
Open-End Funds (1)	55.7	56.6	57.4	57.8	58.4
Closed-End Funds	65.0	64.7	64.0	62.8	61.8
Exchange Traded Funds	23.4	25.3	22.0	21.3	14.1
Retail Separate Accounts	48.4	48.0	46.8	50.7	51.0
Institutional Accounts (6)	30.8	31.8	31.8	29.2	31.3
Structured Products (6)	35.3	37.3	37.9	33.9	26.8
All Long-Term Products (6)	46.3	46.9	47.0	46.8	46.8
Liquidity (2)	10.6	10.7	8.9	9.8	11.8
All Products	45.7	46.3	46.5	46.4	46.3

(1)	Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds

(2)	Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

(3)	Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts and Structured Products - average of month-end balances in quarter

(4)	Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies, and other.

(5)	Represents investment management fees divided by average assets. Investment management fees exclude the impact of consolidated investment products
(6)     Includes performance-related fees, in basis points, earned during the three months ended as follows:

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
Institutional Accounts	0.2	1.5	1.2	0.8	0.7
Structured Products	—	—	1.5	—	—
All Long-Term Products	0.1	0.5	0.4	0.2	0.2

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	6/30/2019	6/30/2020
Open-End Funds (1)
Beginning balance	$40,633	$41,223	$41,190	$42,870	$33,498	$37,710	$42,870
Inflows	2,510	2,982	2,343	3,874	4,388	5,510	8,262
Outflows	(3,214)	(3,164)	(2,784)	(5,471)	(4,005)	(7,081)	(9,476)
Net flows	(704)	(182)	(441)	(1,597)	383	(1,571)	(1,214)
Market performance	1,465	(69)	2,301	(7,730)	6,244	5,304	(1,486)
Other (2)	(171)	218	(180)	(45)	(72)	(220)	(117)
Ending balance	$41,223	$41,190	$42,870	$33,498	$40,053	$41,223	$40,053

Closed-End Funds
Beginning balance	$6,553	$6,653	$6,816	$6,748	$5,343	$5,956	$6,748
Inflows	9	14	10	5	—	20	5
Outflows	—	—	—	—	—	—	—
Net flows	9	14	10	5	—	20	5
Market performance	182	246	26	(1,185)	380	844	(805)
Other (2)	(91)	(97)	(104)	(225)	(84)	(167)	(309)
Ending balance	$6,653	$6,816	$6,748	$5,343	$5,639	$6,653	$5,639

Exchange Traded Funds
Beginning balance	$1,102	$1,078	$1,054	$1,156	$480	$668	$1,156
Inflows	132	94	164	86	74	526	160
Outflows	(117)	(54)	(62)	(233)	(140)	(163)	(373)
Net flows	15	40	102	(147)	(66)	363	(213)
Market performance	(5)	(36)	23	(505)	137	103	(368)
Other (2)	(34)	(28)	(23)	(24)	(10)	(56)	(34)
Ending balance	$1,078	$1,054	$1,156	$480	$541	$1,078	$541

Retail Separate Accounts
Beginning balance	$17,123	$18,260	$18,863	$20,414	$17,660	$14,998	$20,414
Inflows	731	819	1,012	1,061	1,483	1,484	2,544
Outflows	(447)	(435)	(436)	(775)	(654)	(919)	(1,429)
Net flows	284	384	576	286	829	565	1,115
Market performance	877	297	976	(3,040)	3,560	2,772	520
Other (2)	(24)	(78)	(1)	—	5	(75)	5
Ending balance	$18,260	$18,863	$20,414	$17,660	$22,054	$18,260	$22,054

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	6/30/2019	6/30/2020
Institutional Accounts
Beginning balance	$30,514	$32,056	$30,951	$32,635	$28,210	$27,445	$32,635
Inflows	1,737	851	1,235	1,499	3,141	2,691	4,640
Outflows	(1,259)	(2,216)	(1,091)	(1,777)	(1,666)	(2,413)	(3,443)
Net flows	478	(1,365)	144	(278)	1,475	278	1,197
Market performance	1,141	527	1,553	(4,150)	4,877	4,297	727
Other (2)	(77)	(267)	(13)	3	(17)	36	(14)
Ending balance	$32,056	$30,951	$32,635	$28,210	$34,545	$32,056	$34,545

Structured Products
Beginning balance	$3,998	$3,984	$3,972	$3,903	$4,343	$3,640	$3,903
Inflows	—	—	—	491	—	389	491
Outflows	(21)	(16)	(45)	(42)	(73)	(37)	(115)
Net flows	(21)	(16)	(45)	449	(73)	352	376
Market performance	56	54	36	39	33	83	72
Other (2)	(49)	(50)	(60)	(48)	(39)	(91)	(87)
Ending balance	$3,984	$3,972	$3,903	$4,343	$4,264	$3,984	$4,264

Total Long-Term
Beginning balance	$99,923	$103,254	$102,846	$107,726	$89,534	$90,417	$107,726
Inflows	5,119	4,760	4,764	7,016	9,086	10,620	16,102
Outflows	(5,058)	(5,885)	(4,418)	(8,298)	(6,538)	(10,613)	(14,836)
Net flows	61	(1,125)	346	(1,282)	2,548	7	1,266
Market performance	3,716	1,019	4,915	(16,571)	15,231	13,403	(1,340)
Other (2)	(446)	(302)	(381)	(339)	(217)	(573)	(556)
Ending balance	$103,254	$102,846	$107,726	$89,534	$107,096	$103,254	$107,096

Liquidity (3)
Beginning balance	$1,789	$1,752	$1,221	$1,178	$1,160	$1,613	$1,178
Other (2)	(37)	(531)	(43)	(18)	205	139	187
Ending balance	$1,752	$1,221	$1,178	$1,160	$1,365	$1,752	$1,365

Total
Beginning balance	$101,712	$105,006	$104,067	$108,904	$90,694	$92,030	$108,904
Inflows	5,119	4,760	4,764	7,016	9,086	10,620	16,102
Outflows	(5,058)	(5,885)	(4,418)	(8,298)	(6,538)	(10,613)	(14,836)
Net flows	61	(1,125)	346	(1,282)	2,548	7	1,266
Market performance	3,716	1,019	4,915	(16,571)	15,231	13,403	(1,340)
Other (2)	(483)	(833)	(424)	(357)	(12)	(434)	(369)
Ending balance	$105,006	$104,067	$108,904	$90,694	$108,461	$105,006	$108,461

(1)	Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds

(2)
Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage

(3)	Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

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Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Total revenues, GAAP	$132,894	$140,489	$144,566
Consolidated investment products revenues (1)	2,526	1,867	1,952
Investment management fees (2)	(8,453)	(10,702)	(9,947)
Distribution and service fees (2)	(8,892)	(10,620)	(9,462)
Total revenues, as adjusted	$118,075	$121,034	$127,109

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Total operating expenses, GAAP	$106,272	$110,361	$119,964
Consolidated investment products expenses (1)	(2,179)	(2,568)	(6,749)
Distribution and other asset-based expenses (3)	(17,345)	(21,322)	(19,409)
Amortization of intangible assets (4)	(7,533)	(7,583)	(7,533)
Restructuring and severance (5)	(420)	(320)	—
Acquisition and integration expenses (6)	(952)	(1,234)	781
Other (7)	(241)	—	—
Total operating expenses, as adjusted	$77,602	$77,334	$87,054

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Operating income (loss), GAAP	$26,622	$30,128	$24,602
Consolidated investment products (earnings) losses (1)	4,705	4,435	8,701
Amortization of intangible assets (4)	7,533	7,583	7,533
Restructuring and severance (5)	420	320	—
Acquisition and integration expenses (6)	952	1,234	(781)
Other (7)	241	—	—
Operating income (loss), as adjusted	$40,473	$43,700	$40,055

Operating margin, GAAP	20.0%	21.4%	17.0%
Operating margin, as adjusted	34.3%	36.1%	31.5%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Net income (loss) attributable to common stockholders, GAAP	$11,279	$24,842	$(4,285)
Amortization of intangible assets, net of tax (4)	4,731	4,786	4,601
Restructuring and severance, net of tax (5)	305	233	—
Acquisition and integration expenses, net of tax (6)	691	900	(554)
Other, net of tax (7)	4,245	1,733	7,218
Seed capital and CLO investments (gains) losses, net of tax (8)	4,316	(2,504)	19,484
Net income (loss) attributable to common stockholders, as adjusted	$25,567	$29,990	$26,464

Weighted average shares outstanding - diluted	7,895	8,252	7,422
Dilutive impact of restricted stock units and stock options	—	—	232
Preferred stockA	—	—	321
Weighted average shares outstanding - diluted, as adjusted	7,895	8,252	7,975

Earnings (loss) per share - diluted, GAAP	$1.43	$3.26	$(0.58)
Earnings (loss) per share - diluted, as adjusted	$3.24	$3.63	$3.32

A
For the period ending March 31, 2020, assumes conversion of preferred shares to common shares at the actual mandatory conversion rate of 0.7938 for the portion of the period prior to the conversion, which occurred on February 1, 2020

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Income (loss) before taxes, GAAP	$23,787	$36,687	$11,297
Consolidated investment products (earnings) losses (1)	170	(223)	1,732
Amortization of intangible assets (4)	7,533	7,583	7,533
Restructuring and severance (5)	420	320	—
Acquisition and integration expenses (6)	952	1,234	(781)
Other (7)	241	—	(704)
Seed capital and CLO investments (gains) losses (8)	4,927	(2,446)	20,185
Income (loss) before taxes, as adjusted	$38,030	$43,155	$39,262

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Income tax expense (benefit), GAAP	$7,578	$8,788	$10,291
Tax impact of:
Amortization of intangible assets (4)	2,062	2,050	2,189
Restructuring and severance (5)	115	87	—
Acquisition and integration expenses (6)	261	334	(227)
Other (7)	(211)	351	(1,547)
Seed capital and CLO investments (gains) losses (8)	611	58	701
Income tax expense (benefit), as adjusted	$10,416	$11,668	$11,407

Effective tax rate, GAAPA	31.9%	24.0%	91.1%
Effective tax rate, as adjustedB	27.4%	27.0%	29.1%

A	Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP

B	Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Administration and Shareholder Service Fees, GAAP to Administration and Shareholder Service Fees, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Administration and shareholder service fees, GAAP	$13,289	$15,054	$14,653
Consolidated investment products fees (1)	51	27	39
Administration and shareholder service fees, as adjusted	$13,340	$15,081	$14,692

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Employment expenses, GAAP	$60,163	$58,123	$66,130
Acquisition and integration expenses (6)	(952)	(1,115)	781
Other (7)	(241)	—	—
Employment expenses, as adjusted	$58,970	$57,008	$66,911

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Other operating expenses, GAAP	$17,436	$19,174	$18,885
Acquisition and integration expenses (6)	—	(119)	—
Other operating expenses, as adjusted	$17,436	$19,055	$18,885

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Virtus Investment Partners, Inc. 14.

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Total other income (expense), net GAAP	$(435)	$12,455	$(15,601)
Consolidated investment products (1)	(4,949)	(9,211)	(4,855)
Seed capital and CLO investments (gains) losses (8)	4,927	(2,446)	20,185
Total other income (expense), net as adjusted	$(457)	$798	$(271)

Reconciliation of Interest and Dividend Income, GAAP to Interest and Dividend Income, as Adjusted:

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Interest and dividend income, GAAP	$242	$964	$752
Consolidated investment products (1)	898	2,844	2,629
Interest and dividend income, as adjusted	$1,140	$3,808	$3,381

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	6/30/2020	6/30/2019	3/31/2020
Total noncontrolling interests, GAAP	$(4,930)	$(973)	$(5,291)
Consolidated investment products (1)	(170)	223	(1,732)
Amortization of intangible assets (4)	(740)	(747)	(743)
Other (7)	3,793	—	6,375
Total noncontrolling interests, as adjusted	$(2,047)	$(1,497)	$(1,391)

Notes to Reconciliations:

Reclassifications:

1.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Other adjustments:

Revenue Related

2.
Investment management / Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:

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Virtus Investment Partners, Inc. 15.

Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.

Expense Related

3.
Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.

4.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

5.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

6.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	6/30/2020	6/30/2019	3/31/2020
Employment expenses	952	$1,115	$(781)
Other operating expenses	—	119	—
Total Acquisition and Integration Expenses	$952	$1,234	$(781)

7. Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Interest expense is adjusted to remove gains on early extinguishment of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as preferred shares were mandatorily converted into common shares on February 1, 2020 and the non-GAAP weighted

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Virtus Investment Partners, Inc. 16.

average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	6/30/2020	6/30/2019	3/31/2020
Occupancy related expenses	$—	$—	—
Tax impact of occupancy related expenses	—	—	—
Employment expense fair value adjustments	241	—	—
Tax impact of employment expense fair value adjustments	(70)	—	—
Gain on extinguishment of debt	—	—	(704)
Tax impact of gain on extinguishment of debt	—	—	205
Other discrete tax adjustments	281	(351)	1,342
Affiliate minority interest fair value adjustments	3,793	—	6,375
Preferred stockholder dividends	—	2,084	—
Total Other	$4,245	$1,733	$7,218

Seed Capital and CLO Related

8. Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

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Virtus Investment Partners, Inc. 17.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2019 Annual Report on Form 10-K and as supplemented by any subsequent Quarterly Report on Form 10-Q, as well as the following risks and uncertainties resulting from: (i) the on-going effects of the COVID-19 pandemic and associated global economic disruption (ii) general domestic and global economic, political and pandemic conditions; (iii) any reduction in our assets under management; (iv) withdrawal, renegotiation or termination of investment advisory agreements; (v) damage to our reputation; (vi) failure to comply with investment guidelines or other contractual requirements; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse regulatory and legal developments; (xi) unfavorable changes in tax laws or limitations; (xii) adverse developments related to unaffiliated subadvisers; (xiii) negative implications of changes in key distribution relationships; (xiv) interruptions in or failure to provide critical technological service by us or third parties; (xv) volatility associated with our common stock; (xvi) adverse civil litigation and government investigations or proceedings; (xvii) risk of loss on our investments; (xviii) inability to make quarterly common stock dividends; (xix) lack of sufficient capital on satisfactory terms; (xx) losses or costs not covered by insurance; (xxi) impairment of goodwill or intangible assets; (xxii) inability to achieve expected acquisition-related benefits; and other risks and uncertainties.  Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2019 Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our other periodic reports filed with the Securities and Exchange Commission (the "SEC") could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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